As filed with the Securities and Exchange Commission on July 3, 2002
                                                    Registration No.  333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            VINEYARD NATIONAL BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

          CALIFORNIA                                     33-030917
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                             9590 FOOTHILL BOULEVARD
                           RANCHO CUCAMONGA, CA 91730
          (Address of Principal Executive Offices, Including Zip Code)

              AMENDED AND RESTATED 1997 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                NORMAN A. MORALES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            VINEYARD NATIONAL BANCORP
                             9590 FOOTHILL BOULEVARD
                           RANCHO CUCAMONGA, CA 91730
                     (Name and Address of Agent for Service)

                                 (909) 987-0177
          (Telephone Number, Including Area Code, of Agent for Service)
                                  ------------

                                    COPY TO:

                              JEFFREY D. HAAS, ESQ.
                              NORMAN B. ANTIN, ESQ.
                            KELLEY DRYE & WARREN LLP
                     8000 TOWERS CRESCENT DRIVE, SUITE 1200
                             VIENNA, VIRGINIA 22182
                                 (703) 918-2300
                                  -------------

                         CALCULATION OF REGISTRATION FEE

============================ ==================== ==================== ======================= =====================
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED            REGISTERED            SHARE (1)             PRICE (1)           REGISTRATION FEE
---------------------------- -------------------- -------------------- ----------------------- ---------------------
Common Stock,
no par value                 200,000 shares (2)          $9.00               $1,800,000                $166
============================ ==================== ==================== ======================= =====================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices on June 28, 2002, as reported by the Nasdaq National Market.
================================================================================

(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Amended and Restated 1997 Incentive Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Vineyard National Bancorp (the "Registrant") are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002; and

     (b) The description of the Registrant's Common Stock, no par value (the "Common Stock"), contained in the Company's Registration Statement on Form S-4 filed with the Commission on September 23, 1988, as amended on July 26, 1990.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 317 of the California Corporations Code provides for indemnification of an agent of the corporation in proceedings or actions. This Code section provides for indemnification of officers and directors of a corporation under certain specified conditions including indemnification against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person who was unlawful.

     Article  VI  of  the  Company's  Bylaws  provide  for   indemnification  of
Registrant's directors, officers, employees and other agents to the maximum extent permitted by California law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.


EXHIBIT NO.                        DESCRIPTION
----------                         -----------

     5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

     23.1 Consent of Vavrinek, Trine, Day & Co., LLP

     23.2 Consent of Kelley Drye & Warren LLP  (included in Exhibit 5.1 hereto).

     24.1 Power of Attorney (included in the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, on June 26, 2002.


                                           VINEYARD NATIONAL BANCORP


                                           By: /S/ NORMAN A. MORALES
                                           -------------------------------------
                                           Norman A. Morales
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Norman A. Morales or his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

SIGNATURE                         TITLE                                 DATE
---------                         -----                                 ----
/S/ FRANK S. ALVAREZ             Chairman                          June 26, 2002
--------------------------------
Frank S. Alvarez
/S/ CHARLES L. KEAGLE            Director                          June 26, 2002
--------------------------------
Charles L. Keagle
/S/ JOEL H. RAVITZ               Director                          June 26, 2002
--------------------------------
Joel H. Ravitz
/S/ LESTER STROH                 Director                          June 26, 2002
--------------------------------
Lester Stroh
/S/ NORMAN A. MORALES            President, Chief Executive        June 26, 2002
-------------------------------- Officer and Director
Norman A. Morales                (principal executive officer)

/S/ JILL A. PIERCE               Executive Vice President          June 26, 2002
-------------------------------- Director of Finance and
Jill A. Pierce                   Operations (principal financial
                                 and accounting officer)

                                  EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION

     5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

     23.1 Consent of Vavrinek, Trine, Day & Co., LLP

     23.2 Consent of Kelley Drye & Warren LLP  (included in Exhibit 5.1 hereto).

     24.1 Power of Attorney (included in the signature page of this Registration Statement).